Exhibit 99.1

EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 FAX (972) 367-3559

August 17, 2015

Via email

The Vanguard Group

Attn: Nicole M. Carfagno

nicole_m_carfagno@vanguard.com

Re:	EXCO Resources, Inc. (“EXCO”) Annual Meeting

Dear Ms. Carfagno:

Reference is made to the proposal to approve an Amendment to EXCO’s Third Amended and Restated Articles of Incorporation, as amended, to include a waiver of the duty of directors to present corporate opportunities to EXCO (the “Third Amendment”). In the event EXCO’s shareholders approve the Third Amendment, EXCO hereby agrees to submit and recommend to shareholders an additional amendment to its Amended and Restated Articles of Incorporation (the “Fourth Amendment”) to provide that such waiver would not apply to any member of the Board of Directors, other than Mr. C. John Wilder. EXCO agrees to submit the Fourth Amendment for shareholder approval at its next special or annual meeting of shareholders.

This letter has been reviewed and approved by all members of EXCO’s Board of Directors.

Very truly yours,

/s/ Harold L. Hickey

Harold L. Hickey
Chief Executive Officer and President